Exhibit 10.3

THE HAIN CELESTIAL GROUP, INC.

RESTRICTED STOCK AGREEMENT

The Hain Celestial Group, Inc. has granted to the Participant named in the Notice of Grant of Restricted Stock (the “Notice”) to which this Restricted Stock Agreement (this “Agreement”) is attached an Award of Shares subject to the terms and conditions set forth in the Notice and this Agreement. This Award shall constitute a Restricted Share award under the Plan. The Company granted the Award pursuant to the Company’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Notice, this Agreement, and the Plan, (b) accepts the Award subject to all of the terms and conditions of the Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Notice, this Agreement or the Plan.

1.	DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice or the Plan.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.	ADMINISTRATION.

All questions of interpretation concerning the Notice and this Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award. The Chief Executive Officer or Chief Financial Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein.

3.	THE AWARD.

3.1 Grant and Issuance of Shares. Upon the later of (a) the Date of Grant and (b) the date the Notice shall have been fully executed, the Participant shall acquire and the Company shall issue, subject to the provisions of this Agreement, a number of Shares equal to the Total Number of Shares set forth in the Notice. As a condition to the issuance of the Shares, the Participant shall execute and deliver to the Company along with the Notice the Assignment

Separate from Certificate duly endorsed (with date and number of shares blank) in the form attached to the Notice.

3.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than to satisfy applicable tax withholding, if any, with respect to the issuance or vesting of the Shares) as a condition to receiving the Shares, the consideration for which shall be past services actually rendered or future services to be rendered to the Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to the Company or for its benefit having a value not less than the par value of the Shares issued pursuant to the Award.

3.3 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit the Shares with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form during the term of the Escrow pursuant to Section 6. Furthermore, the Participant hereby authorizes the Company, in its sole discretion, to deposit, following the term of such Escrow, for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all Shares which are no longer subject to such Escrow. Except as provided by the foregoing, a certificate for the Shares shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

3.4 Issuance of Shares in Compliance with Law. The issuance of the Shares shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Shares shall be issued hereunder if their issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of the Shares, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

4.	VESTING OF SHARES.

4.1 Normal Vesting. Except as provided by Sections 4.2 or 4.3, the Shares shall vest and become Vested Shares as provided in the Notice.

4.2 Acceleration of Vesting in Connection with a Change in Control. In the event that: one or more of the following events occurs (a) any merger, consolidation, recapitalization, reorganization, acquisition or other business combination involving the Company, other than (i) any transaction in which the Company is the surviving entity and the holders of the outstanding voting securities of the Company immediately prior to the transaction receive or retain securities representing more than 50% of the voting power of all of the securities of the Company outstanding immediately after the transaction (with each holder’s voting power relative to other holders remaining substantially unchanged) or (ii) any transaction the purpose of which is to change the jurisdiction of organization of the Company and in which outstanding Awards under the Plan are assumed by the surviving entity, as determined by the Committee; (b) any person, group or entity is or becomes the beneficial owner, directly or indirectly, of 50% or more of the voting power of all of the then-outstanding securities of the Company; or (c) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or the approval by the stockholders of the Company of a plan of complete liquidation, then any Shares which are not Vested Shares (“Unvested Shares”) shall, immediately prior to the record date for distribution with respect to such event, or if there is no such record date, then immediately prior to such event, become immediately vested and all restrictions shall lapse.

4.3	Acceleration of Vesting Upon Certain Terminations.

(a) Time-Based Shares. In the event that the Participant’s service is terminated as a result of Participant’s death, Disability or Retirement, then any Time-Based Shares which are not Vested Shares shall become immediately vested and all restrictions shall lapse. For this purpose, “Disability” shall mean the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code, and “Retirement” shall mean if such Participant terminates his or her service on or after the earliest date upon which such Participant is eligible for Social Security retirement benefits.

(b) Performance-Based Shares. In the event that the Participant’s service is terminated as a result of Participant’s death, Disability or Retirement during the Performance Period (as defined below) then the Performance-Based Shares will be eligible to vest on November 18, 2012 on a pro-rated basis, subject to the terms and conditions of The Hain Celestial Group, Inc. 2010-2014 Executive Incentive Plan, including the calculation of the Long-Term Incentive Award thereunder. For purposes of this Agreement, the “Performance Period” shall mean July 1, 2010 through June 30, 2012.

5.	COMPANY REACQUISITION RIGHT.

5.1 Grant of Company Reacquisition Right. Except as otherwise provided in an employment agreement or other agreement concerning the terms of a Participant’s employment with the Company, in the event that (a) the Participant’s service terminates for any reason other than as provided in Section 4.3, or (b) the Participant, or other holder of the Shares, attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to a transaction approved by the Company), including, without limitation, any transfer to a nominee or agent of the Participant, any Unvested Shares, the Company shall automatically reacquire any Unvested Shares, and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

5.2 Dividends, Distributions and Adjustments. Upon the occurrence of a dividend or distribution to the stockholders of the Company paid in Shares or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 8, any and all new, substituted or additional securities or other property (other than regular, periodic dividends paid on Shares pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Shares shall be immediately subject to the Company Reacquisition Right and included in the terms “Shares,” and “Unvested Shares” for all purposes of the Company Reacquisition Right with the same force and effect as such Unvested Shares immediately prior to the dividend, distribution or adjustment, as the case may be.

6.	ESCROW.

6.1 Appointment of Agent. To ensure that Shares subject to the Company Reacquisition Right will be available for reacquisition, the Participant and the Company hereby appoint the Secretary of the Company, or any other person designated by the Company, as their agent and as attorney-in-fact for the Participant (the “Agent”) to hold any and all Unvested Shares and to sell, assign and transfer to the Company any such Unvested Shares reacquired by the Company pursuant to the Company Reacquisition Right. The Participant understands that appointment of the Agent is a material inducement to make this Agreement and that such appointment is coupled with an interest and is irrevocable. The Agent shall not be personally liable for any act the Agent may do or omit to do hereunder as escrow agent, agent for the Company, or attorney in fact for the Participant while acting in good faith and in the exercise of the Agent’s own good judgment, and any act done or omitted by the Agent pursuant to the advice of the Agent’s own attorneys shall be conclusive evidence of such good faith. The Agent may rely upon any letter, notice or other document executed by any signature purporting to be genuine and may resign at any time.

6.2 Establishment of Escrow. The Participant authorizes the Company to deposit the Unvested Shares with the Company’s transfer agent to be held in book entry form, as provided in Section 3.3, and the Participant agrees to deliver to and deposit with the Agent each certificate, if any, evidencing the Shares and an Assignment Separate from Certificate with respect to such book entry shares and each such certificate duly endorsed (with date and number of Shares blank) in the form attached to the Notice, to be held by the Agent under the terms and conditions of this Section 6 (the “Escrow”). Upon the occurrence of a change in the capital structure of the Company, as described in Section 8, in the character or amount of any outstanding stock of the corporation the stock of which is subject to the provisions of this Agreement, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of his or her ownership of the Shares that remain subject to the Company Reacquisition Right shall be immediately subject to the Escrow to the same extent as the Shares immediately before such event. The Company shall bear the expenses of the Escrow.

6.3 Delivery of Shares to Participant. The Escrow shall continue with respect to any Shares for so long as such Shares remain subject to the Company Reacquisition Right. Upon termination of the Company Reacquisition Right with respect to Shares, the Company shall so notify the Agent and direct the Agent to deliver such number of Shares to the Participant. As soon as practicable after receipt of such notice, the Agent shall cause to be delivered to the Participant the Shares specified by such notice, and the Escrow shall terminate with respect to such Shares.

7.	TAX MATTERS.

7.1	Tax Withholding.

(a) In General. The Company shall have no obligation to deliver the Shares or to release any Shares from the Escrow established pursuant to Section 6 until the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Award, including, without limitation, obligations arising upon (a) the transfer of Shares to the Participant, (b) the lapsing of any restriction with respect to any Shares, (c) the filing of an election to recognize tax liability, or (d) the transfer by the Participant of any Shares have been satisfied by the Participant. In general, withholding obligations will apply to any Eligible Person who is an Employee of the Company or a Subsidiary on the Date of Grant.

(b) Withholding in Shares. The Participant shall satisfy all such withholding obligations by the Company withholding a sufficient number of whole Vested Shares otherwise deliverable to the Participant with a fair market value in an amount of such tax withholding obligations determined utilizing the applicable minimum statutory withholding rates.

7.2	Election Under Section 83(b) of the Code.

(a) The Participant understands that Section 83 of the Code taxes as ordinary income the difference between the amount paid for the Shares, if anything, and the fair market value of the Shares as of the date on which the Shares are “substantially vested,” within the meaning of Section 83. In this context, “substantially vested” means that the right of the Company to reacquire the Shares pursuant to the Company Reacquisition Right has lapsed. The Participant understands that he or she may elect to have his or her taxable income determined at the time he or she acquires the Shares rather than when and as the Company Reacquisition Right lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than thirty (30) days after the date of acquisition of the Shares. The Participant understands that failure to make a timely filing under Section 83(b) will result in his or her recognition of ordinary income, as the Company Reacquisition Right lapses, on the difference between the purchase price, if anything, and the fair market value of the Shares at the time such restrictions lapse. The Participant further understands, however, that if Shares with respect to which an election under Section 83(b) has been made are forfeited to the Company pursuant to its Company Reacquisition Right, such forfeiture will be treated as a sale on which there is realized a loss equal to the excess (if any) of the amount paid (if any) by the Participant for the forfeited Shares over the amount realized (if any) upon their forfeiture. If the Participant has paid nothing for the forfeited Shares and has received no payment upon their forfeiture, the Participant understands that he or she will be unable to recognize any loss on the forfeiture of the Shares even though the Participant incurred a tax liability by making an election under Section 83(b).

(b) The Participant understands that he or she should consult with his or her tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code, which must be filed no later than thirty (30) days after the date of the acquisition of the Shares pursuant to this Agreement. Failure to file an election under Section 83(b), if appropriate, may result in adverse tax consequences to the Participant.

The Participant acknowledges that he or she has been advised to consult with a tax advisor regarding the tax consequences to the Participant of the acquisition of Shares hereunder. ANY ELECTION UNDER SECTION 83(b) THE PARTICIPANT WISHES TO MAKE MUST BE FILED NO LATER THAN 30 DAYS AFTER THE DATE ON WHICH THE PARTICIPANT ACQUIRES THE SHARES. THIS TIME PERIOD CANNOT BE EXTENDED. THE PARTICIPANT ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS THE PARTICIPANT’S SOLE RESPONSIBILITY, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS OR HER BEHALF.

(c) The Participant will notify the Company in writing if the Participant files an election pursuant to Section 83(b) of the Code. The Company intends, in the event it does not receive from the Participant evidence of such filing, to claim a tax deduction for any amount which would otherwise be taxable to the Participant in the absence of such an election.

8.	ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company, in the event of any change in the Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Shares (excepting normal cash dividends) that has a material effect on the fair market value of Shares, appropriate adjustments shall be made in the number and kind of shares subject to the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

9.	RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a stockholder with respect to any Shares subject to the Award until the date of the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in Section 8. Subject to the provisions of this Agreement, the Participant shall exercise all rights and privileges of a stockholder of the Company with respect to Shares deposited in the Escrow pursuant to Section 6. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the service of the Company or any Subsidiary or interfere in any way with any right of such entities to terminate the Participant’s service at any time.

10.	LEGENDS.

The Company may at any time place legends referencing the Company Reacquisition Right and any applicable federal, state or foreign securities law restrictions on all certificates representing the Shares. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing the Shares in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN AN AGREEMENT BETWEEN THIS CORPORATION AND THE REGISTERED HOLDER, OR HIS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.”

11.	COVENANTS NOT TO DISCLOSE, COMPETE OR SOLICIT.

(a) The Participant acknowledges that (i) the Company is engaged in a continuous program of research, development, production, marketing, sales and production regarding natural and organic products throughout the United States and internationally (the foregoing, together with any other businesses in which the Company engages from the date hereof to the date of the termination of the Participant’s employment with the Company and its Subsidiaries is referred to herein as the “Company Business”); (ii) the Participant’s work for and position with the Company and/or one of its Subsidiaries has allowed the Participant, and will continue to allow the Participant, access to trade secrets of, and Confidential Information (as defined below) concerning the Company Business; (iii) the Company Business is national and international in scope; (iv) the Company would not have agreed to grant the Participant this Award but for the agreements and covenants contained in this Agreement; and (v) the agreements and covenants contained in this Agreement are necessary and essential to protect the business, goodwill, and customer relationships that the Company and its Subsidiaries have expended significant resources to develop. The Company agrees and acknowledges that, on or following the date hereof, it will provide the Participant with one or more of the following: (a) authorization to access Confidential Information through a computer password or by other means, (b) authorization to represent the Company in communications with customers and other third parties to promote the goodwill of the business in accordance with generally applicable Company policies and (c) access to participate in certain restricted access meetings, conferences or training relating to the Participant’s position with the Company.

(b) For purposes of this Agreement, “Confidential Information” shall mean all business records, trade secrets, know-how, customer lists or compilations, terms of customer agreements, supplier or service information, pricing or cost information, marketing information, future products and strategies, business opportunities, inventions, creations, enhancements, business operation information, financial information or personnel data, any formula, pattern, device and/or compilation of information which is used in the Company’s Business and which gives the Company an advantage over its competitors, and other confidential or proprietary information created, used and/or obtained by the Participant in the course of the Participant’s employment with the Company or any Subsidiary. The Participant agrees not to engage in unauthorized use or disclosure of Confidential Information, and agrees that upon termination of the Participant’s employment (or earlier if so requested) the Participant will preserve and return to the Company any and all records in the Participant’s possession or control, tangible and intangible, developed or obtained during and as a result of Participant’s employment (excluding documents relating to compensation and employee benefits). The Participant further agrees not to keep or retain any copies of such records without written authorization from a duly authorized officer of the Company covering the specific item retained.

(c) Ancillary to the foregoing and this Award, the Participant hereby agrees that, during the term of the Participant’s employment with the Company or any Subsidiary and for a period of [         year(s)] after the termination of Participant’s employment with the Company or any Subsidiary for any reason, whether it be voluntary or involuntary, with or without cause (the “Restricted Period”), the Participant will not, directly or indirectly, individually or on behalf of any person or entity other than the Company or any of its Subsidiaries:

(i) Provide Competing Services (as defined below) to any company or business (other than the Company or any Subsidiary) engaged in the manufacture, distribution, sale or marketing of any of the Relevant Products (as defined below) in the Relevant Market Area (as defined below);

(ii) Approach, consult, solicit or accept business from, or contact or otherwise communicate, directly or indirectly, in any way with any Customer (as defined below) in an attempt to (1) divert business from, or interfere with any business relationship of the Company or any of its Subsidiaries, or (2) convince any Customer to change or alter any of such Customer’s existing or prospective contractual terms and conditions with the Company or any Subsidiary; or

(iii) Solicit, induce, recruit or encourage, either directly or indirectly, any employee of the Company or any Subsidiary, with whom Participant had contact with during Participant’s employment or about whom Participant obtained Confidential Information, to leave his or her employment with the Company or any Subsidiary or employ or offer to employ any employee of the Company or any Subsidiary. For the purposes of this section, an employee of the Company or any Subsidiary shall be deemed to be an employee of the Company or any Subsidiary while employed by the Company and for a period of sixty (60) days thereafter.

(d) For purposes of this Agreement, the following terms shall have the meanings indicated:

(i) To provide “Competing Services” means to provide, manage, supervise, or consult about (whether as an employee, owner, partner, stockholder, investor, joint venturer, lender, director, manager, officer, employee, consultant, independent contractor, representative or agent, or otherwise) any services that (A) are similar in purpose or function to services the Participant provided to the Company or any Subsidiary in the two year period preceding the termination of the Participant’s employment, (B) might involve the use of Confidential Information, or (C) involve business opportunities related to Relevant Products. For purposes of this Agreement, nothing contained herein shall be deemed to prohibit a Participant from providing legal services to a competing company to the extent that applicable disciplinary rules permit.

(ii) “Customer” means any and all persons or entities who purchased any Relevant Product from the Company or any Subsidiary during the term of the Participant’s employment with the Company or any Subsidiary with whom Participant had contact during Participant’s employment or about whom Participant obtained Confidential Information.

(iii) “Relevant Products” means any natural or organic product that was developed or sold by the Company or any Subsidiary within the course of the last two (2) years of the Participant’s employment with the Company or any Subsidiary.

(iv) “Relevant Market Area” means the counties (or county equivalents) of any country where the Company does business that the Participant assists in providing services to and/or receives Confidential Information about in the two (2) year period preceding the termination of the Participant’s employment so long as the Company continues to do business in that geographic market area during the Restricted Period.

(e) Notwithstanding the foregoing, (1) the restrictions of subsection 11(b) and 11(c) above shall not prohibit the Participant’s employment with a non-competing, independently operated subsidiary, division, or unit of a diversified company (even if other separately operated portions of the diversified company are involved in Relevant Products) if in advance of the Participant’s providing any services, the Participant and the diversified company that is going to employ or retain the Participant both provide the Company with written assurances that are satisfactory to the Company establishing that (a) the entity, subsidiary, division or unit of the diversified business that the Participant is going to be employed in or retained by is not involved in Relevant Products or preparing to become involved in Relevant Products, and (b) the Participant’s position will not involve Competing Services of any kind, and (2) the Participant is not prohibited from owning either of record or beneficially, not more than five percent (5%) of the shares or other equity of any publicly traded company. The Participant’s obligations under this Section 11 shall survive the vesting or forfeiture of the underlying Shares.

(f) Any breach of any provision of this Section 11 will result in immediate and complete forfeiture of the Participant’s unvested Shares and the Participant hereby agrees that the Participant shall return to the Company any Shares that were previously issued to the Participant or, if the Participant no longer owns the Shares, an amount in cash equal to the fair market value of any such Shares on the date they were issued to the Participant (less any taxes paid by the Participant). In addition, the Participant hereby agrees that if the Participant violates any provision of this Section 11, the Company will be entitled to injunctive relief, specific performance, or such other legal and equitable relief as is needed to prevent or enjoin any violation of the provisions of this Agreement in addition to and not to the exclusion of any other remedy that may be allowed by law for damages experienced prior to the issuance of injunctive relief. The Participant also agrees that, if the Participant is found to have breached any of the time-limited covenants in this Section 11, the time period during which the Participant is subject to such covenant shall be extended by one day for each day the Participant is found to have violated such restriction. If Participant is found to have breached any obligation in this Agreement, Participant will pay the Company, in addition to any damages that may be awarded by the Court, reasonable attorneys’ fees incurred by the Company to establish that breach or otherwise to enforce this Agreement.

(g) The Participant acknowledges that the Participant has given careful consideration to the restraints imposed by this Agreement, and the Participant fully agrees that they are necessary for the reasonable and proper protection of the business of the Company and its Subsidiaries. The restrictions set forth herein shall be construed as a series of separate and severable covenants. The Participant agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period, and geographical area. Except as expressly set forth herein, the restraints imposed by this Agreement shall continue during their full time periods and throughout the geographical area set forth in this Agreement.

(h) The Participant also stipulates and agrees that (a) the Restrictive Covenants and (b) the Company’s agreement herein to provide the Participant with this Restricted Stock Award are mutually dependent clauses and obligations without which this Agreement would not be made by the parties. Accordingly, the Participant agrees not to sue or otherwise pursue a legal claim to set aside or avoid enforcement of the Restrictive Covenants. In the event that the Participant or any other party pursues a legal challenge to the enforceability of any material provision of the restrictions in Section 11 of this Agreement and a material provision is found unenforceable by a court of law or other legally binding authority such that the Participant is no longer bound by a material provision of Section 11, then (1) the Participant’s unvested Shares shall be forfeited and (2) the Participant hereby agrees that the Participant shall return to the Company any Shares that were previously issued to the Participant or, if the Participant no longer owns the Shares, an amount in cash equal to the fair market value of any such Shares on the date they were issued to the Participant (less any taxes paid by the Participant). The foregoing is not intended as a liquidated damage remedy but is instead a return-of-gains and contractual rescission remedy due to the mutually dependent nature of the subject provisions in the Agreement.

(i) If any of the Restrictive Covenants are deemed unenforceable as written, the Participant and the Company expressly authorize the court to revise, delete or add to the restrictions contained in this Section 11 to the extent necessary to enforce the intent of the parties and to provide the goodwill, Confidential Information, and other business interests of the Company and its Subsidiaries with effective protection to the maximum extent permitted by law. In the event that such reformation of the restriction is acceptable to the Company, then the forfeiture and rescission (return of gain) remedies provided for in subsection 11(h) above shall not apply.

(j) The provisions of this Section 11 are not intended to override, supersede, reduce, modify or affect in any manner any other non-competition, non-solicitation or confidentiality agreement between the Participant and the Company or any Subsidiary, and instead are intended to supplement any such agreements.

(k) No waiver by the Participant or the Company of any breach of, or lack of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or the same condition or provision at another time.

(l) The parties expressly acknowledge and agree that the right and opportunity to receive the benefits of this Agreement in exchange for compliance with the restrictions set forth herein is full and sufficient consideration for the obligations imposed by this Agreement. In the event of a forfeiture of any of the benefits of this Agreement pursuant to Section 11(f) or 11(h), it is the intent of the parties that the restrictions set forth herein shall remain in effect to the fullest extent permitted by law and shall not be void for lack of consideration. If a court determines, despite the parties’ expressed intent set forth herein, that any of the restrictions in Section 11 would be unenforceable due to lack of consideration after a forfeiture, Participant shall retain the minimum amount of unvested shares necessary to preserve the full enforceability of the restrictions agreed to herein.

12.	TRANSFERS IN VIOLATION OF AGREEMENT.

No Shares may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Agreement until the date on which such shares become Vested Shares, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any Shares which will have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares will have been so transferred. In order to enforce its rights under this Section, the Company shall be authorized to give a stop transfer instruction with respect to the Shares to the Company’s transfer agent.

13.	MISCELLANEOUS PROVISIONS.

13.1 Termination or Amendment. The Board may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

13.2 Nontransferability of the Award. The right to acquire Shares pursuant to the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

13.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

13.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns. Participant expressly acknowledges and agrees that the Company may assign this Agreement in its discretion.

13.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Notice or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Notice, this Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the parties may deliver electronically any notices called for in connection with the Escrow and the Participant may deliver electronically the Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 13.5(a) of this Agreement and consents to the electronic delivery of the Plan documents, the Notice and notices in connection with the Escrow, as described in Section 13.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.5(a).

13.6 Integrated Agreement. The Notice, this Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.

13.7 Applicable Law. This Agreement shall be governed by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within the State of New York.

13.8 Severability. If any term or provision of this Agreement or the application thereof to any Participant or circumstance shall to any extent be invalid or unenforceable, such provision will be modified, rewritten or interpreted to include as much of its nature and scope as will render it enforceable. If it cannot be so modified, rewritten or interpreted to be enforceable in any respect, it will not be given effect and the remainder of this Agreement, or the application of such term or provision to Participants or circumstances other than those held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

13.9 Counterparts. The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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